Exhibit 1.01
CONFLICT MINERALS REPORT
For The Year Ended December 31, 2020
Introduction
This Conflict Minerals Report (“Report”) of Quidel Corporation for the year ended December 31, 2020 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule”).  Numerous terms in this Report are defined in Item 1.01 of Form SD promulgated under the Rule, and the reader is referred to Form SD and Release No. 34-67716 issued by the Securities and Exchange Commission (“SEC”) on August 22, 2012 for such definitions. Unless the context otherwise requires, references below in this Conflict Minerals Report to “Quidel”, “we”, “our” or “us” refer to Quidel Corporation and its consolidated subsidiaries.
The terms “Conflict Minerals” or “3TG” are defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten. The Rule requires us to undertake in good faith a reasonable country of origin inquiry to determine whether any of the 3TG in our products originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country, which for the purposes of the Rule are Angola, Burundi, the Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia (together with the DRC, collectively defined as the “Covered Countries”) or were from recycled or scrap sources.
Company Overview
Quidel’s products are marketed under various brand names, including, among others, Quidel®, QuickVue®, QuickVue+®, Sofia®, Triage®, Solana®, Virena®, MicroVueTM, Lyra®, FreshCellsTM, D3®, FastPoint®, ReadyCells®, Super E-MixTM, InflammaDry®, AdenoPlus®, ELVIRA®, ELVIS® and Thyretain®. Quidel's products aid in the detection and diagnosis of many critical diseases and conditions, including, among others, infectious diseases, cardiovascular diseases and conditions, women’s health, gastrointestinal diseases, autoimmune diseases, bone health and thyroid diseases. Quidel’s principal executive offices are located at 9975 Summers Ridge Road, San Diego, CA 92121.
Description of Our Products Covered by this Report
This Report relates to Quidel products: (i) for which 3TG are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by Quidel; and (iii) for which the manufacture was completed during calendar year 2020. During this reporting period, we identified that our Sofia®, Sofia® 2, Virena®, AmpliVue®, Solana®, Triage® equipment and QuickVue® iFOB products that include test strips that we manufactured or contracted to manufacture may contain 3TG that are necessary to the functionality of the products.
Quidel’s supply chain is complex and there are many third parties in the supply chain between the ultimate manufacture of Quidel products and the original sources of Conflict Minerals. In this regard, Quidel does not purchase 3TG directly from mines, smelters or refiners. Quidel must therefore rely on its suppliers to provide information regarding the origin of the 3TG that is contained in Quidel products. Moreover, Quidel believes that
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the smelters and refiners of the 3TG are best situated to identify the sources of 3TG, and therefore has taken steps to identify the applicable smelters and refiners of 3TG in Quidel’s supply chain.
Conflict Minerals Compliance Program

Our due diligence processes and efforts have been designed to conform with the five-step framework recommended by the Second Edition of The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”). In addition, we used the standard Conflict Minerals Reporting Template (the “Template”), along with other resources employed by a third-party consultant, to obtain information necessary to prepare this Report.
(1) Establish Strong Management Systems
Conflict Minerals Compliance Team - We have established a team comprised of representatives from our Operations, Supply Chain management, Finance, and Legal departments to review the Rule, the adopting release associated with the Rule and the related FAQs published by the SEC staff. As in prior years, we have continued to focus our efforts on processes to communicate with suppliers and record and store responses to our inquiries. In 2020, we also engaged a recognized third party professional agency to assist us in our efforts to implement the due diligence process in accordance with the OECD Guidance.
Conflict Minerals Policy - We have adopted a policy on Conflict Minerals, which is posted on our website at quidel.com through the “Investor Relations” link under the heading “Corporate Governance.” Our policy includes principles that we expect all of our suppliers to: prohibit human rights abuses and unethical practices; source materials from socially responsible suppliers and sub-suppliers in pursuit of conflict free supply chains; abide by applicable legal standards and requirements; and cooperate with us as necessary for us to meet our disclosure requirements.
System of Controls and Transparency over Supply Chain - We continue to try to identify upstream actors in our supply chain through the utilization of the Template and the resources employed by our third-party consultant.
Supplier Engagement - As in the prior years, in 2020, we engaged a recognized third-party professional agency to assist us in engaging suppliers, including by providing access to the third-party's Conflict Minerals Supplier Resource Center and to escalate communications as needed to obtain requested information and raise awareness of our Conflicts Minerals Compliance Program.
Grievance Mechanism - We provide an ethics hotline to report any concerns about violations of Quidel’s Code of Conduct, which provides a mechanism for escalating any issues and concerns, including those related to Conflict Minerals.
Maintain Records - We retain documentation with respect to our due diligence compliance process and in accordance with record retention requirements that are designed to to ensure the retaining of relevant documentation.
(2) Identify and Assess Risk in the Supply Chain
We seek to identify and assess risks in the supply chain, including by adopting processes to identify whether 3TG “necessary to the functionality of the products” has been identified and by implementing processes to collect, review, and record data from suppliers and follow up with suppliers regarding source information. We also conducted a third party analysis of the collected supplier information, comparing the information against a national database gathered from various industries over the years. Utilizing the database and other data points, we collaborated with our third-party consultant to establish a ranking system that identified possible risk patterns in the supplier/smelter data, allowing us to further scrutinize the supply chain and country of origin information.
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(3) Design and Implement a Strategy to Respond to Identified Risks
If, based on red flags that are identified, we determine that there is a reasonable risk that a supplier is sourcing Conflict Minerals that are directly or indirectly financing or benefiting armed groups, we encourage suppliers to comply with our Conflict Minerals Policy. Our third-party consultant also applied quality assurance measures in connection with aggregation of the collected data.
(4) Third Party Audit
We do not have a direct relationship with 3TG smelters and refiners, nor do we perform direct audits of these entities that provide our supply chain with Conflict Minerals. However, we do rely upon the industry (for example, the Responsible Minerals Initiative (“RMI”) efforts to influence smelters and refiners to get audited and certified through RMI’s Responsible Minerals Assurance Process (“RMAP”), the London Bullion Market Association Good Delivery Program or the Responsible Jewellery Council Chain-of-Custody Certification.
(5) Reporting
We filed Form SD and this Report with the SEC and have made this Report available on our website at quidel.com through the “Investor Relations” link under the heading “Governance.” The content of any website referred to in this Report is included for general information only and is not incorporated by reference in this Report.
Reasonable Country of Origin Inquiry
Quidel has conducted a reasonable country of origin inquiry (“RCOI”) that was designed to determine whether any 3TG in Quidel’s products originated in the DRC or an adjoining country or were from recycled or scrap sources through use of the Template and engagement with our third-party consultant.  As a part of our RCOI, through our third-party consultant, we surveyed the 14 suppliers that were identified as in-scope for conflict mineral regulatory purposes. These suppliers were each contacted as part of the RCOI process and given a deadline of April 12, 2021 to respond to inquiries. 93% of these suppliers responded to us.
For those supply chains with smelters or refiners and associated mine countries of origin that are thought to be sourcing from a Covered Country, additional investigation was done to determine the source and chain-of-custody of the regulated metals. We relied on the following internationally accepted audit standards to determine which smelters or refiners are considered “DRC Conflict Free”: the Responsible Minerals Assurance Process, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification. If the smelter or refiner is not certified by these internationally-recognized schemes, our third-party consultant may attempt to contact the smelter to gain more information about their sourcing practices. Internet research is also performed to determine whether there are any outside sources of information regarding the smelter’s sourcing practices, including through access to data and working groups as a vendor member of the RMI. Up to three contact attempts are made to gather information on mine country of origin and sourcing practices.
None of our suppliers were able to identify the smelters or refiners used for a particular part, component, or product that was supplied to us and that was later incorporated into our Products. Therefore, we are unable to identify with certainty the specific facilities used to process the 3TG in our products. There were approximately 327 identified smelters/refiners that have been reported to us by our suppliers. A list of smelters and refiners identified by our suppliers is included on Annex I below along with certain country of origin information provided to us.
Independent Private Sector Audit
An independent private sector audit of this Report is not required at this time.
Limitations
As a downstream purchaser of 3TG, our due diligence measures cannot provide absolute assurance regarding the
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source and chain of custody of the necessary Conflict Minerals. Our due diligence processes are based on the necessity of seeking data from our suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary Conflict Minerals.  We also rely on third-party audit programs and other industry efforts and information.
A number of factors could introduce errors or otherwise affect our determinations, including, but not limited to, gaps in supplier data, gaps in smelter data, errors or omissions by suppliers, errors or omissions by smelters, confusion over requirements of SEC final rules, gaps in supplier education and knowledge, timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the reporting process, oversights or errors in conflict free smelter audits, Covered Country sourced materials being declared secondary materials, certification programs not being equally advanced for all industry segments and metals, and smuggling of Conflict Minerals to countries beyond the Covered Countries.
Forward-Looking Statements
This Report contains forward-looking statements, which are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. These statements include statements regarding our future plans and initiatives for our due diligence process and to mitigate the risk about the sourcing of 3TG. All forward-looking statements involve risk and uncertainty. Risks that may cause these forward-looking statements to be inaccurate include: failure to carry out these plans in a timely manner or at all; lack of cooperation or progress by our suppliers, their respective suppliers and smelters; lack of progress in smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities) or these plans not being effective. In addition, you should also consider the important factors described in reports and documents that we file from time to time with the SEC, including the factors described under the sections titled “Risk Factors” in the Company’s most recently submitted Quarterly or Annual Reports. Except as required by law, we undertake no obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.
Continuous Improvement
To help mitigate the risk that 3TG in our products benefit armed groups in the Covered Countries, we endeavor to continuously improve upon our supply chain due diligence efforts, including through the following measures:
•Continue to assess the presence of 3TG in our supply chain;
•Communicate with suppliers to continue to obtain a high response rate for the RCOI process; and
•Continue to compare RCOI results to information collected via independent conflict free smelter validation programs such as the RMAP.
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Annex I
Smelters and Refiners
In connection with our reasonable country of origin inquiry and due diligence, as applicable, our suppliers identified to us the smelters and refiners listed below, sorted by mineral, as potentially having processed the necessary 3TG contained in our in-scope products in 2020.

Metal	Official Smelter Name	Smelter Country
Gold	8853 S.p.A.	Italy
Gold	Abington Reldan Metals, LLC	United States
Gold	Advanced Chemical Company	United States
Gold	African Gold Refinery	Uganda
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Alexy Metals	United States
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners	South Africa
Gold	Augmont Enterprises Private Limited	India
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	Dowa	Japan
Gold	DS PRETECH Co., Ltd.	Korea, Republic of
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan

Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation	United States
Gold	Gold Coast Refinery	Ghana
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	JALAN & Company	India
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	K.A. Rasmussen	Norway
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	Kundan Care Products Ltd.	India
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	L'Orfebre S.A.	Andorra
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	LT Metal Ltd.	Korea, Republic of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China

Gold	Marsam Metals	Brazil
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Korea, Republic of
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Pease & Curren	United States
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	QG Refining, LLC	United States
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.	Czech Republic
Gold	Sai Refinery	India
Gold	Samduck Precious Metals	Korea, Republic of
Gold	SAMWON METALS Corp.	Korea, Republic of
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sovereign Metals	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Tony Goetz NV	Belgium
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Korea, Republic of
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	Asaka Riken Co., Ltd.	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Meta Materials	Macedonia, The Former Yugoslav Republic Of
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	QuantumClean	United States
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Telex Metals	United States
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha	United States
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CRM Synergies	Spain
Tin	CV Ayi Jaya	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Dowa	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China

Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo Spain S.L.U.	Spain
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgicas S.A.	Bolivia
Tin	Pongpipat Company Limited	Myanmar
Tin	Precious Minerals and Smelting Limited	India
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Super Ligas	Brazil
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam
Tin	Thaisarco	Thailand

Tin	Tin Technology & Refining	United States
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	China Molybdenum Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	GEM Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States

Tungsten	KGETS CO., LTD.	Korea, Republic of
Tungsten	Lianyou Metals Co., Ltd.	Taiwan
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Niagara Refining LLC	United States
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
Tungsten	Unecha Refractory Metals Plant	Russian Federation
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

We note the following in connection with the information in the table above: The smelters and refiners listed in the table were identified by our suppliers as being part of our 2020 supply chain. Some of the suppliers may have reported to us smelters and refiners that were not in our supply chain (i) since they reported at a “company level,” meaning that they reported to us the 3TG contained in all of their products, not just the products that they sold to us, or (ii) due to over-inclusiveness in the information received from their suppliers. In addition, the smelters and refiners reflected above may not be all of the smelters and refiners in our 2020 supply chain, since many of the suppliers were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in our in scope products. All information in the table is as of April 12, 2021.
Country of Origin Information
For 2020, we were not able to determine the country of origin of the 3TG processed by approximately 2% of the identified smelters or refiners. In addition, approximately 8% of the identified smelters and refiners have not been certified as currently compliant with RMAP assessment protocols of the RMI or other accredited organizations.
The countries of origin of the 3TG processed by the smelters and refiners listed above may have included countries in each of the categories listed below. The countries below are sorted by OECD risk level, with L1 being the lowest level of risk and L3 being the highest.
L1 - Countries with little to no risk countries with known active metal production but are not identified as conflict regions or plausible areas of smuggling, export or transit of minerals out of conflict affected regions, such as Argentina, Armenia, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Czech Republic, Estonia, Germany, India, Indonesia, Italy, Kazakhstan, New Zealand, Russian Federation, Saudi Arabia, Spain, Turkey, the United States, and Zimbabwe.
L2 - Low to medium risk countries with known plausible involvement in the smuggling, export or transit of mineral out of conflict affected regions, such as the Kenya, Mozambique, South Africa, and United Arab Emirates.

L3 - High risk countries currently defines as the Democratic Republic of Congo (DRC) and its nine adjoining countries (Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, Zambia).
In addition, some of the listed smelters and refiners may have processed 3TG originating from recycled or scrap sources.